SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ELECTROGLAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 9, 2002

Dear Electroglas Stockholder,

      I am pleased to invite you to the Annual Meeting of Stockholders of Electroglas, Inc. to be held on May 23, 2002, at 10:00 a.m. California time at our corporate headquarters at 6024 Silver Creek Valley Road, San Jose, California.

      This year, in addition to the election of one Class III director and the ratification of the selection of our independent auditors, we are seeking stockholder approval of the Company’s 2002 Employee Stock Purchase Plan. The 2002 Plan is similar to our 1998 Employee Stock Purchase Plan, which will be replaced following approval by the stockholders of the 2002 Plan. The 2002 Plan is intended to continue to align the interests of our employees with the interests of our stockholders by continuing to enable employees of Electroglas to become stockholders of the Company. We continue to believe that this employee equity ownership focuses our employees on the growth of stockholder value and, like the 1998 Plan, the 2002 Employee Stock Purchase Plan will be available to a wide range of employees to help the Company to continue to attract and retain top talent. Your Board of Directors recommends that you vote in favor of approval of the 2002 Employee Stock Purchase Plan, as well as in favor of the other proposals described in this Proxy Statement. Your vote is important in enabling us to continue to attract and retain the services of highly skilled employees in today’s competitive market. Please refer to the Proxy Statement for detailed information on all of the proposals.

      Whether or not you plan to attend the annual meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in and support of our Company. We look forward to seeing you at the Annual Meeting.

Very truly yours,

CURT WOZNIAK
Chairman of the Board
Chief Executive Officer

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 2 APPROVAL OF THE ELECTROGLAS, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Stock Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
EXHIBIT A ELECTROGLAS, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

ELECTROGLAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2002

To the Stockholders of Electroglas, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Electroglas, Inc., a Delaware corporation (the “Company”), will be held at the Company’s corporate headquarters at 6024 Silver Creek Valley Road, San Jose, California, on Thursday, May 23, 2002, at 10:00 a.m., California time, for the following purposes:

1. ELECTION OF DIRECTORS. To elect one Class III director of the Company to serve until the 2005 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

2. APPROVAL OF THE COMPANY’S 2002 EMPLOYEE STOCK PURCHASE PLAN. To approve the Company’s 2002 Employee Stock Purchase Plan.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2002.

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

      The Board of Directors has fixed the close of business on March 25, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

      Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instruction. You may submit your proxy (1) over the internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

THOMAS E. BRUNTON
Secretary

San Jose, California

April 9, 2002

ELECTROGLAS, INC.

6024 Silver Creek Valley Road
San Jose, California 95138

PROXY STATEMENT

General Information

      This Proxy Statement is furnished to stockholders of Electroglas, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors (the “Board”) of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, May 23, 2002, at 10:00 a.m., California time, at the Company’s headquarters at 6024 Silver Creek Valley Road, San Jose, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

      This Proxy Statement and the form of proxy are first being mailed to stockholders on or about April 9, 2002.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Thomas E. Brunton) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Solicitation and Voting Procedures

      The close of business on March 25, 2002, has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 21,144,741 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 10,572,371, of these shares of Common Stock of the Company, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. For Proposal 1, the director will be elected by a plurality of votes; the nominee receiving the highest number of affirmative votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote will be elected. Approval and ratification of Proposals 2 and 3 will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

      If you are not planning on attending the Annual Meeting and voting your shares in person, your shares of Common Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the internet or by calling a specifically designated telephone number. Any stockholder may change their vote prior to the Annual Meeting by revoking their proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the internet, or (iii) calling the specifically designated telephone number. The internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the internet or telephone voting procedures are set forth on the enclosed proxy card.

      The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company has retained ADP-Investor Communication Services, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $3,000, plus customary out-of-pocket expenses and service fees. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of who will receive additional compensation for assisting with the solicitation.

      An automated system administered by ADP-Investor Communication Services, for a fee of approximately $2,000, plus customary out-of-pocket expenses and service fees, will tabulate votes cast by proxy at the Annual Meeting, and the Inspector of Elections of the Company will tabulate votes cast in person at the Annual Meeting. The Inspector of Elections will also determine whether or not a quorum is present. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares of Common Stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to Proposals 2 and 3, broker “non-votes” have no effect. Because abstentions will be included in tabulations of the shares of Common Stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposals 2 and 3.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation divides the Company’s Board of Directors into three classes. The members of each class of directors serve staggered three-year terms. The Board is composed of one Class I director (Mel Friedman), two Class II directors (Roger D. Emerick and Robert J. Frankenberg) and one Class III director (Curtis S. Wozniak), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003, 2004 and 2002, respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

      At the Annual Meeting, the stockholders will elect one Class III director, to serve a three (3) year term until the 2005 Annual Meeting of Stockholders or until a successor is duly elected or appointed and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the person named below will be unable or unwilling to serve as a nominee or as a director, if elected.

      Certain information about Curtis S. Wozniak, the Class III director nominee, is furnished below.

      Curtis S. Wozniak was appointed Chairman of the Board of the Company in August 1997. He has been Chief Executive Officer of the Company since April 1996 and has been a Director of the Company since October 1994. He was President and Chief Operating Officer of Xilinx, Inc., a semiconductor manufacturer, from August 1994 to April 1996. From February 1984 to August 1994, Mr. Wozniak was employed by Sun Microsystems, Inc., a computer manufacturer, where he held various management positions, including Vice President, Marketing and Vice President, Engineering. Mr. Wozniak currently serves on the Board of Trustees of Kettering University, the Board of Directors of SEMI North America Advisory Board (formerly SISA), the Board of Directors of Cascade Microtech, Inc. and Manufacturer’s Services Limited. Mr. Wozniak has a BSME from Kettering University and a MBA from Stanford University Graduate School of Business.

      The nominee receiving the highest number of affirmative votes represented and voting on Proposal 1 at the Annual Meeting will be elected as the Class III director of the Company, to serve his respective term or until a successor is duly elected or appointed and qualified.

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEE NAMED ABOVE.

Meetings and Committees of the Board of Directors

      During 2001, the Board met five times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

      The Audit Committee, which held five meetings in 2001, consists of Robert J. Frankenberg, Mel Friedman and Neil R. Bonke (Mr. Bonke is retiring from the Board and the Audit Committee immediately prior to the Annual Meeting). The primary function of the Audit Committee is to assist the Board of Directors in overseeing management’s conduct of the Company’s (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company’s financial statements. See “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.” The Board adopted and approved a charter for the Audit Committee in May 2000, a copy of which was attached as Appendix A to the Company’s 2001 proxy statement. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

      The Compensation Committee, which held three meetings in 2001, consists of Roger D. Emerick and Robert J. Frankenberg. The Compensation Committee’s functions are to establish and apply the Company’s compensation policies with respect to its executive officers and administer the Company’s 1998 Employee Stock Purchase Plan, the Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”), the 2001 Non-Officer Employee Stock Incentive Plan and the 2002 Employee Stock Purchase Plan, if approved at this meeting.

      The Nominating Committee was formed in February 2001 and met one time during 2001. The current members of the Nominating Committee are Neil R. Bonke, Roger D. Emerick, Robert J. Frankenberg and Mel Friedman. The Nominating Committee assists the Board in selecting nominees for election to the Board and monitors the composition of the Board.

Compensation of Directors

      Directors who are not employees of the Company receive a $10,000 annual retainer and a $1,000 fee for attendance at each Board meeting (or committee meeting held on a separate day). In addition, directors who are not employees of the Company receive a $500 fee for attendance at each committee meeting conducted by telephone. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

      Currently, each non-employee director is, upon election or re-election, automatically granted an option to purchase a number of shares of Common Stock equal to the product of 10,000 multiplied by the full number of years in the non-employee director’s new term. The exercise price per share of such options will equal 100% of the Fair Market Value (as defined in the 1997 Plan) of the Common Stock on the date of the grant of the option. Options granted have a maximum term of ten years and become exercisable ratably in annual installments commencing on the date of grant over the number of full years in the non-employee director’s remaining term for which he or she is elected or re-elected, or earlier in the event of death, disability or retirement after age 65. Pursuant to this policy regarding the granting of stock options to non-employee directors, Messrs. Emerick and Frankenberg were each granted an option to purchase 30,000 shares of Common Stock at an exercise price of $16.02 per share on May 31, 2001.

Relationships Among Directors or Executive Officers

      There are no family relationships among any of the directors or executive officers of the Company.

MANAGEMENT

Executive Officers, Directors and Key Personnel

      The following table sets forth certain information with respect to the executive officers, directors and key personnel of the Company as of March 25, 2002:

Name	Age	Position

Curtis S. Wozniak	46	Chief Executive Officer and Chairman of the Board
Thomas E. Brunton	54	Vice President — Finance, Chief Financial Officer, Treasurer and Secretary
Timothy Boyle	50	Chief Technology Officer and Vice President/General Manger of Expansion Products
Jeffrey R. Hintzke	41	Vice President — Marketing and General Manager of Inspection Products Division
Joseph G. LaChapelle	41	Vice President/General Manager of EGsoft
Conor P. O’Mahony	45	Vice President — Worldwide Customer Operations
Joseph A. Savarese	64	Vice President — Business Development
Wayne E. Woodard	38	Vice President/General Manager of the Prober Division
Neil R. Bonke(1)(3)	60	Director
Roger D. Emerick(2)(3)	61	Director
Robert J. Frankenberg(1)(2)(3)	54	Director
Mel Friedman(1)(3)	63	Director

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Nominating Committee

      Curtis S. Wozniak was appointed Chairman of the Board of the Company in August 1997. He has been Chief Executive Officer of the Company since April 1996 and has been a Director of the Company since October 1994. He was President and Chief Operating Officer of Xilinx, Inc., a semiconductor manufacturer, from August 1994 to April 1996. From February 1984 to August 1994, Mr. Wozniak was employed by Sun Microsystems, Inc., a computer manufacturer, where he held various management positions, including Vice President, Marketing and Vice President, Engineering. Mr. Wozniak currently serves on the Board of Trustees of Kettering University, the Board of Directors of SEMI North America Advisory Board (formerly SISA), the Board of Directors of Cascade Microtech, Inc. and Manufacturer’s Services Limited. Mr. Wozniak has a BSME from Kettering University and a MBA from Stanford University Graduate School of Business.

      Thomas E. Brunton was appointed Vice President — Finance, Chief Financial Officer, Treasurer and Secretary of the Company in November 2000. Prior to joining the Company, Mr. Brunton was Chief Financial Officer of Centigram Communications from March 1998 to July 2000. He joined Centigram in March 1991 as Controller and also served as Treasurer. Prior to his service at Centigram, he had financial management responsibilities at 3Com, Sun Microsystems, and IBM/ Rolm.

      Timothy Boyle joined the Company in May 1995 as Vice President — Engineering and was named an officer of the Company in June 1997. In March 1998, Mr. Boyle was named Chief Technology Officer of the Company. In September 2001 he was named Chief Technology Officer and Vice President/ General Manager of Expansion Products. Prior to joining the Company he was promoted to Vice President of Hardware and

Sensors Engineering at Measurex Corporation, a process control systems company, in 1991. From 1989 to 1991, he was Measurex’s Director of Corporate Quality. From 1982 to 1989, he held various engineering and management positions at Measurex. From 1981 to 1983, he was Vice President of Engineering at American Flow Systems, a start-up company which developed precision fluid flow instruments.

      Jeffrey R. Hintzke joined the Company in March 1997 as Director of Marketing. In October 1999, he was named Vice President — Marketing. In July 2000, he was named Vice President — Marketing and General Manager of the 300mm Business Unit. In September 2001, he was named Vice President — Marketing and General Manager of Inspection Products Division. From 1993 to 1997, he was the U.S. Product Line Manager for Hewlett-Packard Company’s mixed signal semiconductor test division. From 1991 to 1993, he was European Marketing Manager for Hewlett-Packard’s semiconductor test products. Prior to that he served in several marketing management and engineering positions in Hewlett-Packard’s semiconductor test and semiconductor R & D Operations.

      Joseph G. LaChapelle joined the Company in December 1997 as General Manager of the Inspection Products division, following the acquisition of Techné, Inc. In May 1998, Mr. LaChapelle was named Vice President — Engineering. In July 2000, Mr. LaChapelle was named Vice President — Engineering and General Manager of the Software Business Unit. In September 2001, he was named Vice President/ General Manager of EGsoft. From 1991 to 1997, Mr. LaChapelle was founder and President of Techné, Inc., a wafer inspection instrument manufacturer. Prior to founding Techné, Mr. LaChapelle held multiple positions as co-founder of Lucidyne Technologies, a process control company which provides machine vision systems to the aerospace, pharmaceutical and wood products industries.

      Conor P. O’Mahony has been Vice President — Worldwide Customer Operations since March 1995 and was Director of Sales and Customer Operations of the Company from July 1993 to March 1995. Mr. O’Mahony served in a similar capacity in the Electroglas division of General Signal Corporation (“General Signal”) from June 1992 to July 1993. From 1989 to 1992, he was International Business Manager of the Electroglas division and, from 1987 to 1989, was General Manager of the photomask production facility at General Signal’s Xynetics/ Ultratech Photomask unit.

      Joseph A. Savarese joined the Company as Vice President — Business Development in June 1994. In May 1998, Mr. Savarese was named Vice President — Business Development and General Manager Inspection Products. In September 2001, he was named Vice President — Business Development. Mr. Savarese was President of General Signal’s Assembly Technologies division from 1989 to 1994. From 1986 to 1989, he was Chief Operating Officer of Qualcorp, a test instrumentation manufacturer, and, from 1983 to 1986, he was Vice President, Operations for Forox Corporation, a manufacturer of precision photographic equipment. From 1968 to 1983, he was employed by Perkin-Elmer Corporation where he held various management positions, including Director of Engineering and Director of Microlithography Systems. Mr. Savarese currently serves on the Board of Directors of N-Line Systems, Inc., a start-up inspection company.

      Wayne E. Woodard joined the Company as Director of Materials in October 1998. In January 1999, he was promoted to Vice President — Operations. In July 2000, he was named Vice President — Operations and General Manager of the 200mm Business Unit. In September 2001, he was named Vice President/ General Manager of the Prober Division. Mr. Woodard was Director of Operations at Ridge Technologies from late 1997 through 1998. Prior to that, from 1987 through 1997, Mr. Woodard held various operations and sales management positions at Sun Microsystems.

      Neil R. Bonke has been a director of the Company since April 1993. Mr. Bonke was the Company’s Chairman of the Board from April 1993 through July 1997, and Chief Executive Officer from April 1993 through April 1996. Mr. Bonke was a Group Vice President of General Signal Corporation and President of General Signal’s Semiconductor Equipment Operations from September 1991 to July 1993. From 1990 to 1991, he was Chief Operating Officer of Cognex Corporation, a manufacturer of machine vision systems for the semiconductor and electronics industries and, from 1987 to 1990, was President of General Signal’s Xynetics division, a group of semiconductor equipment manufacturing companies, which included Electroglas. Mr. Bonke holds a B.S. in Engineering and Technical Marketing from Clarkson University, Potsdam, New

York. He has twenty years of management assignments in the semiconductor equipment and semiconductor materials industries with domestic and international experiences. Mr. Bonke currently serves on the Board of Directors of Boxer Cross Inc., a metrology equipment company, Sanmina Corp.-SCI, a contract electronics manufacturing company and Speedfam International, Inc., a semiconductor equipment company.

      Roger D. Emerick has been a Director of the Company since July 1993. He was elected President, Chief Executive Officer and Director of Lam Research Corporation in 1982. In 1984, he was elected Chairman of the Board of Directors of Lam Research. Mr. Emerick retired as Chairman and Chief Executive Officer of Lam Research in August 1998 and retired as a director of Lam Research in January 2001. Mr. Emerick is currently a Director of Brooks Automation, Inc. and Advanced Thermal Technologies, Inc.

      Robert J. Frankenberg has been a Director of the Company since July 1993. He was President and Chief Executive Officer of Encanto Networks, Inc., an internet electronic commerce server manufacturer, from May 1997 to July 2000. He was Chairman of the Board, Chief Executive Officer and President of Novell, Inc. from April 1994 to August 1996. From September 1991 to April 1994, he was Vice President and General Manager of Hewlett-Packard Company’s Personal Information Products Group. From 1990 to 1992, he was Vice President and General Manager of Hewlett-Packard’s Personal Computation Business, from 1989 to 1991, he was Vice President and General Manager of Hewlett-Packard’s Information Networks Group and, from 1985 to 1989, he was General Manager of Hewlett-Packard’s Information Systems Group. Mr. Frankenberg currently serves on the Board of Directors of Scansoft, Inc., Daw Technologies, Inc., a manufacturer of ultraclean manufacturing environments (cleanrooms), Secure Computing Corporation and National Semiconductor Corporation.

      Mel Friedman has been a Director of the Company since May 1999. He is currently Senior Vice President, Customer Advocacy at Sun Microsystems, a computer company. From March 1998 through July 2000, he was President Microelectronics at Sun Microsystems. Previously, Mr. Friedman was Vice President Worldwide Operations, Vice President of Supply Management and Vice President West Coast Operations. Mr. Friedman joined Sun in 1989. From 1985 through 1989, he was Vice President Worldwide Operations and Customer Service at Prime Computer, a mini-computer company. Prior to that he held executive positions at Apollo Computer, a workstation manufacturer, and Polaroid, a photographic company. He was also co-founder of Tabor Corporation, a micro-floppy disc drive company. Mr. Friedman holds a BSME with honors from the City College of New York and conducted graduate work in Mechanical Engineering and Industrial Management at MIT. Mr. Friedman currently serves on the Technical Advisory Board of two startup companies, Tripath and SNP Communications.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of March 25, 2002, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”) and (iv) all executive officers and directors of the Company as a group.

	Shares Beneficially
	Owned(1)

Name	Number	Percent(2)

EQSF Advisors, Inc.(3)	3,326,200	15.73%
767 Third Avenue
New York, New York 10017-2023
Capital Group International, Inc.(4)	2,909,800	13.76%
11100 Santa Monica Blvd.
Los Angeles, California 90025
State of Wisconsin Investment Board(5)	2,247,000	10.63
121 East Wilson Street
Madison, Wisconsin 53707
Joseph G. LaChapelle(6)	463,232	2.17%
Curtis S. Wozniak(7)	444,276	2.06%
William J. Haydamack(8)	84,678	*
Timothy Boyle(9)	79,679	*
Wayne E. Woodard(10)	57,594	*
Joseph A. Savarese(11)	51,378	*
Mel Friedman(12)	40,000	*
Neil R. Bonke(13)	32,950	*
Roger D. Emerick(14)	30,000	*
Robert J. Frankenberg(15)	27,500	*
All executive officers and directors as a group (12 persons)(16)	1,522,990	6.81%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 25, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Percentage beneficially owned is based on 21,144,741 shares of Common Stock outstanding as of March 25, 2002.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 16, 2002, EQSF Advisors, Inc., a New York corporation, has sole voting power and sole dispositive power with respect to 3,326,200 shares of the Company’s Common Stock as of December 31, 2001. Does not include 690,045 shares held by M.J. Whitman Advisers, Inc., a New York corporation, which is under common control with EQSF Advisors, Inc.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2002, Capital Group International, Inc., a California corporation, has sole voting power with respect to

2,182,000 shares of the Company’s Common Stock and sole dispositive power with respect to 2,909,800 shares of the Company’s Common Stock as of December 31, 2001.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002, State of Wisconsin Investment Board, a Wisconsin corporation, has sole voting power and sole dispositive power with respect to 2,247,000 shares of the Company’s Common Stock as of December 31, 2001.

(6)	Includes 223,232 options exercisable within 60 days of March 25, 2002.

(7)	Includes 395,181 options exercisable within 60 days of March 25, 2002.

(8)	Includes 84,403 options exercisable within 60 days of March 25, 2002.

(9)	Includes 79,679 options exercisable within 60 days of March 25, 2002.

(10)	Includes 55,106 options exercisable within 60 days of March 25, 2002.

(11)	Includes 51,378 options exercisable within 60 days of March 25, 2002.

(12)	Includes 40,000 options exercisable within 60 days of March 25, 2002.

(13)	Includes 30,000 options exercisable within 60 days of March 25, 2002.

(14)	Includes 30,000 options exercisable within 60 days of March 25, 2002.

(15)	Includes 27,500 options exercisable within 60 days of March 25, 2002.

(16)	Includes 1,223,367 options exercisable within 60 days of March 25, 2002.

PROPOSAL NO. 2

APPROVAL OF THE ELECTROGLAS, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

General

      The Company’s stockholders are being asked to approve the adoption of the Company’s 2002 Employee Stock Purchase Plan (the “Purchase Plan”). The Board adopted the Purchase Plan in February 2002. In the following discussion of the Purchase Plan, capitalized terms have the same meanings as defined in the Purchase Plan, unless otherwise noted.

      The purpose of the Purchase Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Purchase Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Purchase Plan will be construed so as to extend and limit participation in the Purchase Price in a manner consistent with the requirements of the Code. The Purchase Plan is intended to enable the Company and its Designated Parents or Subsidiaries to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to current employees, and to promote the success of the Company’s business. Additionally, the Company hopes to increase stockholder value by further aligning the interests of its employees with the interests of the Company’s other stockholders by providing its employees an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company’s long-term success is dependent upon the ability of the Company and its Designated Parents or Subsidiaries to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

      Initially, a total of 2,000,000 shares of Common Stock (the “Shares”) has been reserved for issuance under the Purchase Plan. If approved by the stockholders, the Purchase Plan will terminate in February 2022, unless earlier terminated by the Board or the Administrator.

      The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of this Proposal No. 2. For purposes of the vote on this Proposal No. 2, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast.

      New Plan Benefits. As of the date of this Proxy Statement, no director, officer or employee has been granted any rights to purchase stock pursuant to the Purchase Plan, subject to stockholder approval of the proposed Purchase Plan. The benefits to be received pursuant to the Purchase Plan by the Company’s directors, officers and employees are not determinable at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

      A general description of the principal terms of the Purchase Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Purchase Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein.

General Description

      The purpose of the Purchase Plan is to provide employees of the Company who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of Participants to make purchases thereunder, is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 the Code. Employees (including officers and directors) of the Company and its Designated Parents or Subsidiaries are eligible to participate in the Purchase Plan. Directors who are not employees are not eligible to participate.

      Initially, a total 2,000,000 shares of Common Stock (the “Shares”) have been reserved for issuance under the Purchase Plan. If approved by the stockholders, the Purchase Plan will terminate in February 2022, unless earlier terminated by the Board or the Administrator.

      Any person who is employed by the Company or any Designated Parent or Subsidiary for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of a Purchase Period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become Participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable Purchase Period. A copy of the form subscription agreement for the Purchase Plan is attached as Exhibit A to the copy of Purchase Plan attached hereto.

      The Purchase Plan is implemented by overlapping or consecutive Offer Periods during which there are four Purchase Periods. The Board of Directors may alter the duration of the Offer Periods, up to a maximum of 24 months, without stockholder approval. Certain additional limitations on the amount of Common Stock which may be purchased in any calendar year are imposed by the Code.

      The price per share at which Shares are sold under the Purchase Plan is equal to the lower of (1) 85% of the fair market value of the Common Stock on the date of commencement of the Offer Period, or the Enrollment Date, and (2) 85% of the fair market value of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock on the Nasdaq Stock Market as of such date. The number of shares of Common Stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. The Company makes no cash contributions to the Purchase Plan, but bears the expenses of administration. The Purchase Plan will be administered by the Board of Directors, or a committee of the Board as designated by the Board from time to time (the “Administrator”), which has the authority to determine the terms and conditions under which shares are to be offered and corresponding options are to be granted under the Purchase Plan for any Offer Period during the term of the Purchase Plan, and to resolve all questions relating to the administration of the plan. The Purchase Plan will become effective on the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. The Purchase Plan will terminate on the twentieth anniversary of its date of its effectiveness, unless earlier terminated by the Board of Directors or the Administrator.

      Notwithstanding the foregoing, no employee shall be granted an option under the Purchase Plan (1) if immediately after the grant of the option, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or of any of its Subsidiaries (including stock which may be purchased under the Purchase Plan or issued pursuant to any other options), or (2) which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year, and (iii) employees shall not be permitted in any Purchase Period to purchase more than 750 shares.

      A Participant may increase (up to the 15% maximum) or decrease (down to 1%) the rate of his or her payroll deduction for the remainder of an Offer Period by filling out a change of status notice and delivering it to the Company (or its designee). A copy of the form change of status for the Purchase Plan is attached as Exhibit B to the copy of Purchase Plan attached hereto. The reduced rate will become effective with the first full payroll period commencing ten business days after the Company receives the form unless the Company elects to process changes more quickly. The Participant’s subscription agreement (as modified by any change of status notice) will remain in effect for the entire Offer Period and each subsequent Offer Period, unless further the Participant further modifies his subscription or terminates his participation in the Purchase Plan.

      A Participant’s interest in a given Offer Period may be terminated in whole, but not in part, by delivering to the Company a change of status notice which indicates the Participant’s withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable Offer Period. Any withdrawal by the Participant of accumulated payroll deductions for a given Offer Period automatically terminates the Participant’s interest in that Purchase Period. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new subscription agreement. The failure to remain in the continuous employ of the Company (or a Designated Parent or Subsidiary) for at least 20 hours per week and more than five months in a calendar year during an Offer Period will be deemed to be a withdrawal from that Offer Period.

      No rights or accumulated payroll deductions of a Participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

Certain Federal Tax Consequences

      The following summarizes the federal income tax consequences of participation under the Purchase Plan and certain tax effects to the Company based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-income tax or foreign, state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a Participant’s individual circumstances. Any Participant in the Purchase Plan is strongly urged to consult with their tax advisor about their participation in the Purchase Plan.

      The Purchase Plan and the right of Participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a Participant at the time of grant of the option or purchase of shares. Amounts deducted from a Participant’s pay under the Purchase Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

      Upon disposition of the shares, the Participant will generally be subject to tax and the amount of the tax will depend upon the Participant’s holding period. If the shares have been held by the Participant for more than two years after the date of option grant and for more than one year from the purchase date of the shares, the lesser of (i) 15% of the fair market value of the shares on the date the option was granted or (ii) the difference between the fair market value of the shares on the date of the disposition of the shares and the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a Participant’s basis in the shares and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of the 2-year and 1-year holding periods described above, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a Participant’s basis in the shares and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

      There currently is no income tax withholding required upon the purchase or disposition of the shares by a Participant. However, in the future, a Participant may be subject to employment tax withholding (e.g., Social Security) at the time of purchase. The United States Internal Revenue Service recently issued proposed regulations which, if adopted, would subject a Participant to withholding for Social Security, Medicare and other payroll taxes (not including income tax) at the time of purchase based upon the difference between the fair market value of the shares on the date of purchase and the purchase price of the shares. These proposed regulations, if adopted, would be effective only for purchases made under the Purchase Plan on or after January 1, 2003.

      The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a Participant except to the extent of ordinary income reported by Participants upon disposition of shares within two years from date of grant or within one tax year of the date of purchase (subject to the requirements of reasonableness). The Company is required to report to the United States Internal Revenue Service any ordinary income recognized by a Participant as a result of a disposition if such information is available to the Company. In the future, the Company may be required to withhold (from a Participant’s salary) the amount due as taxes on such ordinary income.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Ernst & Young LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2001, and has been appointed by the Board to continue as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the shares of the Company’s Common Stock voting at the Annual Meeting in person or by proxy, management will reconsider its future selection of auditors.

      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

      The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for ratification and approval of Proposal No. 3. For purposes of the vote on Proposal No. 3, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

      Audit Fees: Aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal year 2001 and for the review of the Company’s financial Forms 10-Q for fiscal year 2001 were $308,400.

      All Other Fees: Aggregate fees for all other professional services rendered by Ernst & Young LLP (other than Audit Fees) for fiscal year 2001 were $670,600, including audit related services of $126,600 and nonaudit services of $544,000. Audit related services generally include fees for statutory audits, business combinations, accounting consultations and SEC registration statements. Nonaudit services generally include tax compliance and tax consultations. The Audit Committee did consider whether the provision of nonaudit services is compatible with the principal accountants’ independence and concluded that provision of non audit services are compatible with maintaining the independence of the Company’s external auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following Summary Compensation Table sets forth information on 2001, 2000 and 1999 compensation of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

Summary Compensation Table

				Long-Term
				Compensation
				Awards
	Annual Compensation
				Securities	All Other
			Bonus	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	Options (#)	($)

Curtis S. Wozniak	2001	$360,797	$246,246	99,162	$6,000	(2)
Chief Executive Officer and	2000	353,565	246,246	62,500	6,000	(2)
Chairman of the Board	1999	341,994	—	62,000	5,610	(2)
Joseph G. LaChapelle	2001	208,998	95,095	47,090	4,258	(3)
Vice President/ General Manager	2000	205,534	95,095	30,000	3,946	(3)
of EGsoft	1999	186,533	—	40,000	5,013	(3)
Timothy Boyle	2001	198,494	90,318	26,985	4,916	(4)
Chief Technology Officer and	2000	194,846	90,318	25,000	4,624	(4)
Vice President/ General Manager of	1999	185,892	—	25,000	4,709	(4)
Expansion Products
William J. Haydamack	2001	193,294	87,952	26,933	5,716	(5)
Vice President, General Manager	2000	190,102	87,952	25,000	5,674	(5)
Knights Technology	1999	181,539	—	25,000	6,058	(5)
Joseph A. Savarese	2001	187,309	86,405	26,899	6,177	(6)
Vice President — Business Development	2000	180,715	—	25,000	7,033	(6)
	1999	169,620	—	25,000	8,820	(6)
Wayne E. Woodard	2001	185,376	82,583	57,087	3,679	(7)
Vice President/ General Manager	2000	175,157	—	35,000	2,437	(7)
of the Prober Division	1999	155,044	—	40,000	2,875	(7)

(1)	Includes bonus amounts in the year earned, rather than in the year in which each such bonus amount was paid or is to be paid.

(2)	Represents $5,100 paid in each of 2001 and 2000 and $4,800 paid in 1999, to Mr. Wozniak as contributions by the Company under its 401(k) plan, and $900 paid in each of 2001 and 2000 and $810 paid in 1999 in life insurance premiums by the Company on behalf of Mr. Wozniak.

(3)	Represents $3,817, $3,513 and $4,717 paid in 2001, 2000 and 1999, respectively, to Mr. LaChapelle as contributions by the Company under its 401(k) plan, and $441, $433 and $296 in life insurance premiums paid in 2001, 2000 and 1999, respectively, by the Company on behalf of Mr. LaChapelle.

(4)	Represents $3,958, $4,013 and $3,823 paid in 2001, 2000 and 1999, respectively, to Mr. Boyle as contributions by the Company under its 401(k) plan, and $958, $611 and $886 in life insurance premiums paid in 2001, 2000 and 1999, respectively, by the Company on behalf of Mr. Boyle.

(5)	Represents $3,977, $3,969 and $3,750 paid in 2001, 2000 and 1999, respectively, to Mr. Haydamack as contributions by the Company under its 401(k) plan, and $1,739, $1,705 and $2,308 in life insurance premiums paid in 2001, 2000 and 1999, respectively, by the Company on behalf of Mr. Haydamack.

(6)	Represents $3,563, $4,197 and $4,258 paid in 2001, 2000 and 1999, respectively, to Mr. Savarese as contributions by the Company under its 401(k) plan, and $2,614, $2,836 and $4,562 in life insurance premiums paid in 2001, 2000 and 1999, respectively, by the Company on behalf of Mr. Savarese.

(7)	Represents $3,315, $2,113 and $2,557 paid in 2001, 2000 and 1999, respectively, to Mr. Woodard as contributions by the Company under its 401(k) plan, and $364, $324 and $318 in life insurance premiums paid in 2001, 2000 and 1999, respectively, by the Company on behalf of Mr. Woodard.

Option Grants in Last Fiscal Year

      The following table provides certain information with respect to the grant of stock options under the Company’s 1993 Long-Term Stock Incentive Plan and Amended and Restated 1997 Stock Incentive Plan (collectively the “Plans”) to each of the Named Executive Officers during the fiscal year ended December 31, 2001.

	Individual Grants					Potential Realizable
						Value at Assumed
	Number of		% of Total			Annual Rate of Stock
	Securities		Options	Exercise		Price Appreciation for
	Underlying		Granted to	Price Per		Option Term
	Options		Employees in	Share	Expiration
Name	Granted(#)		Fiscal Year(1)	($/Sh)(2)	Date(3)	5%($)	10%($)

Curtis S. Wozniak	93,750	(4)	7.72%	$16.02	05/31/2008	$611,414	$1,424,854
	5,412	( )	0.45%	12.98	10/24/2008	28,598	66,645
Joseph G. LaChapelle	30,000	(4)	2.47%	16.02	05/31/2008	195,652	455,953
	15,000	(4)	1.23%	12.98	10/24/2008	79,262	184,715
	2,090	(5)	0.17%	12.98	10/24/2008	11,044	25,737
Timothy Boyle	25,000	(4)	2.06%	16.02	05/31/2008	163,044	379,961
	1,985	(5)	0.16%	12.98	10/24/2008	10,489	24,444
William J. Haydamack	25,000	(4)	2.06%	16.02	05/31/2008	163,044	379,961
	1,933	(5)	0.16%	12.98	10/24/2008	10,214	23,804
Joseph A. Savarese	25,000	(4)	2.06%	16.02	05/31/2008	163,044	379,961
	1,899	(5)	0.16%	12.98	10/24/2008	10,035	23,385
Wayne E. Woodard	40,000	(4)	3.29%	16.02	05/31/2008	260,870	607,938
	15,000	(4)	1.23%	12.98	10/24/2008	79,262	184,715
	2,087	(5)	0.17%	12.98	10/24/2008	11,028	25,700

(1)	Based on a total of 1,215,000 options granted to employees and directors of the Company in 2001, including the Named Executive Officers.

(2)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(3)	The options granted have a term of seven years subject to earlier termination upon the occurrence of certain events related to termination of employment.

(4)	Option vests at the rate of 25% of the total shares granted on the first anniversary of the grant date and the remaining shares vest quarterly such that the option is fully vested four years from the grant date.

(5)	Option vested such that 50% of the shares granted vest on January 1, 2002 and the remaining 50% vest on January 1, 2003.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table discloses for the Named Executive Officers information regarding options to purchase the Company’s Common Stock exercised during 2001 and options to purchase the Company’s Common Stock held at the end of 2001.

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			December 31,	December 31,
			2001(#)	2001($)(1)

	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

Curtis S. Wozniak	—	—	228,738/29,174	$198,822/$71,071
Joseph G. LaChapelle	—	—	25,625/26,465	44,295/49,176
Timothy Boyle	—	—	33,999/3,986	29,047/6,218
William J. Haydamack	—	—	17,499/4,434	23,309/6,791
Joseph A. Savarese	—	—	13,616/4,149	14,388/6,396
Wayne E. Woodard	—	—	20,000/27,087	48,990/54,066

(1)	Value is based on the stock price of the Company’s Common Stock at December 31, 2001 ($14.77), minus the exercise price.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report, Report of the Audit Committee and the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

      Compensation Policy. The Company’s executive compensation program is designed to attract and retain executive officers of high caliber and ability who will contribute to the Company’s long-term success, to reward executive officers who contribute to the Company’s financial performance and to link executive officer compensation and stockholder interests through the Company’s 1993 Long-Term Stock Incentive Plan and the Amended and Restated 1997 Stock Incentive Plan (collectively the “Plans”). The Company’s compensation policy as established by the Compensation Committee is that executive officers’ total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company’s stockholders.

      Compensation of the Company’s executive officers consists of three principal components: salary, bonus and long-term incentive compensation. In setting compensation for all three components, the Compensation Committee consulted surveys that track the executive compensation of other leading companies in the semiconductor and semiconductor equipment industries, many of which are included in the Hambrecht & Quist Semiconductor Sector Index used in the Stock Performance Graph.

      Salary. Base salaries are reviewed annually and set by the Compensation Committee. Salaries are set to be competitive within the semiconductor and semiconductor equipment industry.

      Bonus. The Compensation Committee met in February 2002 to evaluate performance and set bonuses payable to its executive officers for the 2001 fiscal year. The bonus incentive program is a Company-wide program with varying levels of target bonuses for each employee of the Company. The individual bonus is calculated as a percentage of base salary and increases that percentage for higher positions within the

Company, putting a greater percentage of compensation at risk for more senior positions. The bonus levels are set relative to other leading companies in the semiconductor equipment industry. The level of operating profit achieved, and other financial and operating goals, determines the actual bonus payments. Goals are set at the beginning of the fiscal year and reviewed at the end of the year for level of achievement. Operating goals involve quality, product development, operation effectiveness and other goals targeted to improve the Company’s long-term performance. Individual performance by an executive may impact the bonus payment. Since operating profit was negative in 2001 due to the industry downturn no bonuses were paid in 2002 for fiscal 2001 performance. The Compensation Committee in the future may modify the criteria or select other performance factors with respect to executive officer bonuses for a given fiscal year.

      Long-Term Incentive Awards. The Company primarily uses stock options provided by the Plans to provide long-term incentives aligned with the interest of the Company’s stockholders. The award of these options is applicable to a wide range of employees throughout the Company and at every level in the Company. The Compensation Committee administers the award of all stock options in the Company, in addition to awards to executive officers. The Compensation Committee periodically considers whether to grant awards under the Plans to specific officers based on factors including: the executive officer’s position in the Company; his or her performance and responsibility; the extent to which he or she already holds an equity stake in the Company; equity participation levels of comparable executives and key personnel at other similar companies; and the officer’s individual contribution to the Company’s financial performance. The Plans do not provide any formula for weighing these factors, and a decision to grant an award is based on subjective and objective evaluations of the past as well as future anticipated performance and responsibilities of the officer in question. These factors were used in determining the amount of long-term incentive awards granted to employees in 2001.

      Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2001 will exceed the $1 million limit per officer. The Plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the Plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.

      In summary, it is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration package to align properly the Company’s performance and the interests of the Company’s stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

Compensation Committee

Roger D. Emerick
Robert J. Frankenberg

Report of the Audit Committee of the Board of Directors

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the fiscal year 2001.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Submitted by the Audit Committee of
the Board of Directors

Neil R. Bonke
Robert J. Frankenberg
Mel Friedman

Stock Performance Graph

      The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company’s Common Stock since December 31, 1996, with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market — U.S. Index and (b) the Hambrecht & Quist Semiconductors Index. The comparison assumes an investment of $100 on December 31, 1996, and reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	Dec-96	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01

ELECTROGLAS, INC	100	95.74	72.87	157.36	94.96	91.60
NASDAQ STOCK MARKET (U.S.)	100	122.48	172.68	320.89	193.01	153.15
JP MORGAN H&Q SEMICONDUCTORS	100	105.46	148.04	369.44	308.19	298.73

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Each executive officer of the Company (the “Executive Officers”) has entered into agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of agreements, if the Executive Officer’s employment is terminated under certain circumstances during the one-year period following a change in control of the Company, the Company will (i) continue payment of the Executive Officer’s base salary then in effect for one year, (ii) pay the Executive Officer a bonus based on a calculation tied to a prior year’s bonus, (iii) provide for continuation of medical and dental benefits for one year, (iv) pay the Executive Officer’s life insurance premiums and car allowance for one year, (v) pay accrued but unused vacation as of the date of termination, (vi) accelerate vesting of stock options and restricted shares; provided that, at least one year has elapsed between the date of the agreement and the date of termination of employment and (vii) extend the expiration date of the Executive Officer’s vested stock options on the date of termination to six months after the date of termination.

STOCKHOLDER PROPOSALS

      Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between January 24, 2003, and February 23, 2003. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

      Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company not later than December 10, 2002 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

      Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal 2001 all Reporting Persons complied with all applicable filing requirements.

      Other Matters. The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

      Whether or not you expect to attend the Annual Meeting of shareholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instruction. You may submit your proxy (1) over the internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card and mailing in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card or submit your proxy over the internet or by telephone and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

ANNUAL REPORT ON FORM 10-K

      UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, ELECTROGLAS, INC., 6024 SILVER CREEK VALLEY ROAD, SAN JOSE, CALIFORNIA 95138, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE 2001 REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

THOMAS E. BRUNTON
Secretary

April 9, 2002

San Jose, California

EXHIBIT A

ELECTROGLAS, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

      The following constitute the provisions of the 2002 Employee Stock Purchase Plan of Electroglas, Inc.

      1.     Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2.     Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the common stock of the Company, par value $0.01 per share.

(f) “Company” means Electroglas, Inc., a Delaware corporation.

(g) “Compensation” means an Employee’s base salary (plus an amount equal to the total sales commission, if any, for the Employee during the subject Offer Period) from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. The Administrator may specify with respect to all Employees that Compensation include overtime pay, bonuses, annual awards, and other incentive payments, but Compensation shall not in any event include reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation (other than deferred salary described in the first sentence of this Subsection (g)), contributions (other than contributions described in the first sentence of this Subsection (g)) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h) “Corporate Transaction” means any of the following transactions:

(1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(3) the complete liquidation or dissolution of the Company;

(4) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(5) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(i) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(j) “Effective Date” means August 1, 2002; provided, however, that if stockholder approval of the Plan is not obtained prior to August 1, 2002, then the Administrator shall determine the Effective Date (if any) in its discretion. In addition, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

(k) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

(l) “Enrollment Date” means the first day of each Offer Period.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” means the last day of each Purchase Period.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(3) In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(p) “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(q) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has completed a subscription agreement as set forth in Section 5(a) and is thereby enrolled in the Plan.

(s) “Plan” means this Employee Stock Purchase Plan.

(t) “Purchase Period” means a period of approximately six months, commencing on February 1 and August 1 of each year and terminating on the next following July 31 or January 31, respectively; provided, however, that the first Purchase Period shall commence on the Effective Date and shall end on January 31, 2003.

(u) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(v) “Reserves” means, as of any date, the sum of the number of shares of Common Stock covered by each then outstanding option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding option.

(w) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3.     Eligibility.

      (a) General. Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date. No individual who is not an Employee shall be eligible to participate in the Plan.

      (b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds twenty five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

      (c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; and (iii) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

      4.     Offer Periods.

      (a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Offer Periods of twenty-four (24) months’ duration commencing each February 1 and August 1 following the Effective Date (except that the initial Offer Period shall commence on the Effective Date and shall end on July 31, 2004).

      (b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

      (c) If on the first day of any Purchase Period in an Offer Period in which an Employee is a Participant, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

      (d) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

      5.     Participation.

      (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time) and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period.

      (b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

      6.     Payroll Deductions.

      (a) At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding fifteen percent (15%) of the Compensation which the Participant receives during the Offer Period.

      (b) All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

      (c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Company a change of status notice in the form of Exhibit B to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Company’s receipt of the change of status notice unless the Company elects to process a given change in participation more quickly. A Participant’s subscription agreement (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

      (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

      7.     Grant of Option. On the Enrollment Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) three thousand (3,000) shares of Common Stock, subject to adjustment as provided in Section 18 hereof; provided (i) that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Purchase Period shall be seven hundred fifty (750) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such option was granted.

      8.     Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, below, the Participant’s option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. Notwithstanding the foregoing, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

      9.     Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant’s option.

      10.     Withdrawal; Termination of Employment.

      (a) A Participant may either (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time). If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant’s option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new subscription agreement.

      (b) Upon termination of a Participant’s employment relationship (as described in Section 2(k)), the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated without exercise of any portion of such option. No further payroll deductions will be credited to the Participant’s account following the Participant’s termination of employment.

      11.     Interest. No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

      12.     Stock.

      (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be two million (2,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. With respect to any amendment to increase the total number of shares of Common Stock under the Plan, the Administrator shall have discretion to disallow the purchase of any increased shares of Common Stock for Offer Periods in existence prior to such increase. If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Enrollment Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. Any amounts remaining in a Participant’s payroll account following such pro rata allocation shall be returned to the Participant and shall not be carried over to any future Purchase Periods or Offer Periods, as determined by the Administrator.

      (b) A Participant will have no interest or voting right in shares covered by the Participant’s option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

      (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as designated in the Participant’s subscription agreement.

      13.     Administration. The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

      14.     Designation of Beneficiary.

      (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

      15.     Transferability. No payroll deductions credited to a Participant’s account, options granted hereunder or any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

      16.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company are subject to the claims of the Company’s general creditors, and no Participant shall have rights greater than those of any unsecured creditor of the Company.

      17.     Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

      18.     Adjustments Upon Changes in Capitalization; Corporate Transactions.

      (a)     Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment may be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

      (b)     Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that either:

(1) the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(2) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (i) the Fair Market Value of the shares subject to the option over (ii) the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(1) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.

      (c) For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

      19.     Amendment or Termination.

      (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

      (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

      20.     Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

      21.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

      22.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

      23.     Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

      24.     No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

      25.     No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

      26.     Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

      27.     Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

      28.     Dispute Resolution. The provisions of this Section 28 (and as restated in the Subscription Agreement) shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Exhibit A

ELECTROGLAS, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

      Effective with the Offer Period beginning on:

☐ ESPP Effective Date (August 1, 2002)  ☐ February 1, 2003 or  ☐ August 1, 2003

      1.     Personal Information. All shares of the Company’s Common Stock purchased under the Electroglas, Inc. 2002 Employee Stock Purchase Plan (the “ESPP”) must be registered in the Employee’s name. Please print complete your personal information requested below.

Shares may also be registered in the name of the Employee’s spouse. Complete the information about your spouse only if you would like your spouse to be registered as the joint owner of any Common Stock of the Company that you purchase under the ESPP.

Please Print Clearly

Your Legal Name
(Last) (First) (MI)	Location	Department

Street Address

Daytime Telephone

City, State/Country, Zip

E-Mail Address

Social Security No. - - Employee I.D. No.
	Manager	Mgr. Location

Legal Name of Spouse
(Last) (First) (MI)

Street Address

Daytime Telephone

City, State/Country, Zip

E-Mail Address

Social Security No. - -

      2.     Eligibility Any Employee whose customary employment is more than 20 hours per week and more than 5 months per calendar year and who does not hold (directly or indirectly) five percent (5%) or more of the combined voting power of the Company, a parent or a subsidiary, whether in stock or options to acquire stock is eligible to participate in the ESPP; provided, however, that Employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the ESPP are not eligible to participate.

      3.     Definitions Each capitalized term in this Subscription Agreement shall have the meaning set forth in the ESPP.

      4.     Subscription I hereby elect to participate in the ESPP and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the ESPP. I have received a complete copy of the ESPP and a prospectus describing the ESPP and understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. The effectiveness of this Subscription Agreement is dependent on my eligibility to participate in the ESPP.

      5.     Payroll Deduction Authorization I hereby authorize payroll deductions from my Compensation during the Offer Period in the percentage specified below (payroll reductions may not exceed 15% of Compensation nor $21,250 per calendar year):

Percentage to be Deducted (circle only one):	1%	2%	3%	4%	5%	6%	7%

	8%	9%	10%	11%	12%	13%	14%	15%

I understand that the Company is not obligated to segregate my payroll deductions or hold them exclusively for my benefit. All payroll deductions received or held by the Company are subject to the claims of the Company’s general creditors, and I do not have rights greater than those of any unsecured creditor of the Company.

      6.     ESPP Accounts and Purchase Price I understand that all payroll deductions will be credited to my account under the ESPP. No additional payments may be made to my account. No interest will be credited on funds held in the account at any time including any refund of the account caused by withdrawal from the ESPP. All payroll deductions shall be accumulated for the purchase of Company Common Stock at the applicable Purchase Price determined in accordance with the ESPP.

      7.     Withdrawal and Changes in Payroll Deduction I understand that I may discontinue my participation in the ESPP at any time prior to an Exercise Date as provided in Section 10 of the ESPP, but if I do not withdraw from the ESPP, any accumulated payroll deductions will be applied automatically to purchase Company Common Stock. I may increase or decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) on one occasion during any Purchase Period by completing and timely filing a Change of Status Notice. Any increase or decrease will be effective for the full payroll period occurring after ten (10) business days from the Company’s receipt of the Change of Status Notice.

      8.     Perpetual Subscription I understand that this Subscription Agreement shall remain in effect for successive Offer Periods until I withdraw from participation in the ESPP, or termination of the ESPP.

      9.     Taxes I have reviewed the ESPP prospectus discussion of the federal tax consequences of participation in the ESPP and consulted with tax consultants as I deemed advisable prior to my participation in the ESPP. I hereby agree to notify the Company in writing within thirty (30) days of any disposition (transfer or sale) of any shares purchased under the ESPP if such disposition occurs within two (2) years of the Enrollment Date (the first day of the Offer Period during which the shares were purchased) or within one (1) year of the Exercise Date (the date I purchased such shares), and I will make adequate provision to the Company for foreign, federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. In addition, the Company may withhold from my Compensation any amount necessary to meet applicable tax withholding obligations incident to my participation in the ESPP, including any withholding necessary to make available to the Company any tax deductions or benefits contingent on such withholding.

      10.     Dispute Resolution The provisions of this Section 10 and Section 28 of the ESPP shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and I, or our respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Company and I agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that we shall submit to the jurisdiction of such court. The Company and I irrevocably waive, to the fullest extent permitted by law, any objection we may have to the laying of venue for any such suit, action or proceeding brought in such court. THE COMPANY AND I ALSO EXPRESSLY WAIVE ANY RIGHT WE HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 or Section 28 of the ESPP shall for any reason be held invalid or unenforceable, it is the specific intent of the Company and I that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

      11.     Designation of Beneficiary In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

☐ I am single               ☐ I am married

Beneficiary (please print)
                (Last)                (First)                (MI)

Relationship to Beneficiary (if any)

Street Address

City, State/Country, Zip

      12.     Termination of ESPP Subject to Section 19 of the ESPP, which generally prohibits any changes that adversely affect my rights without my consent, I understand that the Company nevertheless has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, and a termination may be effective as early as an Exercise Date, including the establishment of an alternative date (earlier or later) for an Exercise Date within each outstanding Offer Period.

Date:	Employee Signature:

Spouse’s signature (if beneficiary is other than spouse)

Exhibit B

ELECTROGLAS, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

CHANGE OF STATUS NOTICE

Participant Name (Please Print)

Social Security Number

Withdrawal From ESPP

      I hereby withdraw from the Electroglas, Inc. 2002 Employee Stock Purchase Plan (the “ESPP”) and agree that my option under the applicable Offer Period will be automatically terminated and all accumulated payroll deductions credited to my account will be refunded to me or applied to the purchase of Common Stock depending on the alternative indicated below. No further payroll deductions will be made for the purchase of shares in the applicable Offer Period and I shall be eligible to participate in a future Offer Period only by timely delivery to the Company of a new Subscription Agreement and the Purchase Price for any such future Offer Period will be determined at the time of such new enrollment.

☐  Withdrawal and Purchase of Common Stock

      Payroll deductions will terminate, but your account balance will be applied to purchase Common Stock on the next Exercise Date. Any remaining balance will be refunded.

☐  Withdrawal Without Purchase of Common Stock

      Entire account balance will be refunded to me and no Common Stock will be purchased on the next Exercise Date provided this notice is submitted to the Company ten (10) business days prior to the next Exercise Date.

☐  Change in Payroll Deduction

      I hereby elect to change my rate of payroll deduction under the ESPP as follows (select one):

Percentage to be Deducted (circle only one):	1%	2%	3%	4%	5%	6%	7%

	8%	9%	10%	11%	12%	13%	14%	15%

An increase or a decrease in payroll deduction will be effective for the first full payroll period commencing no fewer than ten (10) business days following the Company’s receipt of this notice, unless this change is processed more quickly. Only one change in the rate of payroll deduction may be made during any Purchase Period.

☐  Change of Beneficiary                    ☐ I am single          ☐ I am married

      This change of beneficiary shall terminate my previous beneficiary designation under the ESPP. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

Beneficiary (please print)
(Last)                (First)                (MI)

Relationship to Beneficiary (if any)

Street Address

City, State/Country, Zip

Date:	Employee Signature:

spouse’s signature (if new beneficiary is other than spouse)

PROXY

ELECTROGLAS, INC.

6024 SILVER CREEK VALLEY ROAD

SAN JOSE, CALIFORNIA 95138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2002

     CURTIS S. WOZNIAK and THOMAS E. BRUNTON, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Electroglas, Inc. (the “Company”), to be held on Thursday, May 23, 2002, and any adjournments or postponements thereof.

     Election of one Class III director (or if nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominee: Curtis S. Wozniak.

SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[ELECTROGLAS LOGO]	VOTE BY INTERNET — www.proxyvote.com

PROXY SERVICES BOX 9142 FARMINGDALE, NY 11735	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

AUTO DATA PROCESSING INVESTOR COMM SERVICES	VOTE BY PHONE — 1-800-690-6903

ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTING BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Electroglas Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL NUMBER
ACCOUNT NUMBER

TO VOTE, MARK BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELECTROGLAS, INC.
Shares represented by this proxy will be
voted as directed by the stockholder.
IF NO SUCH DIRECTIONS ARE INDICATED,
THE PROXIES WILL HAVE AUTHORITY TO
VOTE FOR THE ELECTION OF
Curtis S. Wozniak as Class III Director and
FOR proposals 2 and 3.

VOTE ON DIRECTORS
		For	Withhold	For All
		All	All	Except
1.	Election of Class III Directors (see below):	[ ]	[ ]	[ ]

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below

VOTE ON PROPOSALS
		For	Against	Abstain
2.	To approve the Company’s 2002 Employee Stock Purchase Plan	[ ]	[ ]	[ ]

3.	To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2002	[ ]	[ ]	[ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners)	Date